Exhibit 99.1

NEWS RELEASE

CONTACT:

CONMED Corporation

Todd W. Garner

Chief Financial Officer

727-214-2975

ToddGarner@conmed.com

CONMED Corporation Announces First Quarter 2022 Financial Results

Largo, Florida, May 4, 2022 – CONMED Corporation (NYSE: CNMD) today announced financial results for the first quarter ended March 31, 2022.

First Quarter 2022 Highlights

•	Sales of $242.3 million increased 4.1% year over year as reported and 4.3% in constant currency.

•	Domestic revenue increased 5.9% year over year.

•	International revenue increased 2.2% year over year as reported and 2.6% in constant currency.

•	Diluted net earnings per share (GAAP) were $0.47, an increase of 51.6% over the first quarter of 2021.

•	Adjusted diluted net earnings per share(1) were $0.70, an increase of 11.1% over the first quarter of 2021.

“I am pleased with our start to the year as we generated momentum and finished the quarter on a strong note,” commented Curt R. Hartman, CONMED’s Chair of the Board, President, and Chief Executive Officer. “While we are facing larger than anticipated inflationary pressures, we remain confident in our longer-term prospects for both top and bottom-line growth.”

2022 Outlook

Based on the first quarter results, the Company is raising its revenue guidance for the full year 2022 and now expects revenue between $1.105 billion and $1.150 billion, compared to its prior guidance of between $1.075 billion and $1.125 billion. Based on recent exchange rates, the Company continues to expect foreign exchange to be immaterial to full-year 2022 revenue growth. This new guidance range includes approximately $20 million in revenue in the back half of 2022 related to the acquisition of In2Bones Global, Inc., announced today. The acquisition is subject to customary closing conditions, including receipt of U.S. regulatory approval.

The Company now expects full-year 2022 adjusted diluted net earnings per share in the range of $3.50 to $3.65, compared to its prior range of $3.60 to $3.85. The new guidance range includes the impact of increased inflation and dilution of $0.05 to $0.10 related to the acquisition.

Supplemental Financial Disclosures

(1)	A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its first quarter 2022 results.

To participate in the conference call, dial 1-844-826-3033 (domestic) or 1-412-317-5185 (international) and enter the conference ID 10166354.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED’s website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, May 4, 2022, until 11:59 p.m. ET on Wednesday, May 18, 2022. To hear this recording, dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and enter the replay pin number 10166354.

Consolidated Condensed Statements of Income

(in thousands except per share amounts, unaudited)

	Three Months Ended
	March 31,
	2022	2021
Net sales	$242,327	$232,677
Cost of sales	106,336	104,228

Gross profit	135,991	128,449

% of sales	56.1%	55.2%
Selling & administrative expense	102,875	98,340
Research & development expense	10,672	10,027

Income from operations	22,444	20,082

% of sales	9.3%	8.6%
Interest expense	4,998	10,351

Income before income taxes	17,446	9,731
Provision for (benefit from) income taxes	2,471	(129)

Net income	$14,975	$9,860

Basic EPS	$0.51	$0.34
Diluted EPS	0.47	0.31

Basic shares	29,428	28,972
Diluted shares	35,155	31,378

Sales Summary

(in millions, unaudited)

	Three Months Ended March 31,
			% Change
						Domestic	International
	2022	2021	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$107.5	$107.2	0.3%	0.1%	0.4%	2.2%	-0.7%	0.2%	-0.5%
General Surgery	134.8	125.5	7.4%	0.3%	7.7%	7.5%	7.3%	0.9%	8.2%

	$242.3	$232.7	4.1%	0.2%	4.3%	5.9%	2.2%	0.4%	2.6%

Single-use Products	$201.5	$187.4	7.5%	0.2%	7.7%	6.2%	9.2%	0.4%	9.6%
Capital Products	40.8	45.3	-9.7%	0.1%	-9.6%	4.1%	-19.3%	0.3%	-19.0%

	$242.3	$232.7	4.1%	0.2%	4.3%	5.9%	2.2%	0.4%	2.6%

Domestic	$131.2	$123.9	5.9%	0.0%	5.9%
International	111.1	108.8	2.2%	0.4%	2.6%

	$242.3	$232.7	4.1%	0.2%	4.3%

Reconciliation of Reported Net Income to Adjusted Net Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended March 31, 2022
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Tax Expense	Effective Tax Rate	Net Income	Basic EPS	GAAP Adjustments(2)	Diluted EPS
As reported	$135,991	$102,875	$22,444	$4,998	$2,471	14.2%	$14,975		$1,715	$16,690

% of sales	56.1%	42.5%	9.3%
EPS								$0.51		$0.47

Amortization(1)	$1,500	(6,562)	8,062	(880)	2,160		6,782

As adjusted		$96,313	$30,506	$4,118	$4,631	17.5%	$21,757		$1,715	$23,472

% of sales		39.7%	12.6%
Adjusted Diluted EPS										$0.70

Weighted average common and potential common shares, as reported								29,428	5,727	35,155

Convertible note hedges(3)										(1,412)

Diluted shares, as adjusted										33,743

	Three Months Ended March 31, 2021
	Gross Profit	Selling & Administrative Expense	Operating Income	Interest Expense	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Basic EPS	GAAP Adjustments(2)	Diluted EPS
As reported	$128,449	$98,340	$20,082	$10,351	$(129)	-1.3%	$9,860		$—	$9,860

% of sales	55.2%	42.3%	8.6%
EPS								$0.34		$0.31

Restructuring and related costs (4)	—	(414)	414	—	109		305

	$128,449	$97,926	$20,496	$10,351	$(20)		$10,165

Adjusted gross profit %	55.2%
Amortization(1)	$1,500	(6,838)	8,338	(3,561)	2,969		8,930

As adjusted		$91,088	$28,834	$6,790	$2,949	13.4%	$19,095		$—	$19,095

% of sales		39.1%	12.4%
Adjusted Diluted EPS										$0.63

Weighted average common and potential common shares, as reported								28,972	2,406	31,378

Convertible note hedges(3)										(1,014)

Diluted shares, as adjusted										30,364

(1)	Includes amortization of intangible assets, deferred financing fees and debt discount.
(2)

The Company adopted ASU 2020-06, effective January 1, 2022. As a result of the adoption, the Company is required to compute diluted EPS using the if-converted method. Under the if-converted method, the numerator is adjusted for interest expense applicable to the convertible notes (net of tax) and the denominator includes additional common shares assuming conversion.

(3)	Non-GAAP adjusted dilutive weighted average shares outstanding exclude dilution that is expected to be offset by the Company’s convertible note hedge transactions.
(4)	In 2021, the Company incurred restructuring costs related to restructuring of our sales force.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended
	March 31,
	2022	2021
Net income	$14,975	$9,860

Provision for (benefit from) income taxes	2,471	(129)
Interest expense	4,998	10,351
Depreciation	4,032	4,757
Amortization	12,799	13,519

EBITDA	$39,275	$38,358

Stock based compensation	4,463	3,387
Restructuring and related costs	—	414

Adjusted EBITDA	$43,738	$42,159

EBITDA Margin
EBITDA	16.2%	16.5%
Adjusted EBITDA	18.0%	18.1%

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and the associated conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risks posed to the Company’s business, financial condition, and results of operations by the COVID-19 global pandemic and the various government responses to the pandemic, including deferral of surgeries, reductions in hospital and ambulatory surgery center operating volumes, disruption to potential supply chain reliability; the ability of the Company to advance In2Bones Global, Inc.’s product lines following the acquisition; uncertainties as to the timing for completion of the acquisition; the possibility that various conditions to complete the acquisition may not be satisfied or waived; transaction costs in connection with the acquisition; the potential effects of the acquisition on relationships with employees, customers, other business partners or governmental entities; any assumptions underlying any of the foregoing as well as the risk factors discussed in the Company’s Annual Report on Form 10-K for the full year ended December 31, 2021. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under generally accepted accounting principles in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted operating income; adjusted interest expense; adjusted income tax expense (benefit); adjusted effective income tax rate; adjusted net income, adjusted diluted shares and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

Net sales on a constant currency basis is a non-GAAP measure. The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of net sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, operating income, interest expense, income tax expense (benefit), effective income tax rate, net income, diluted shares and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures above, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.